UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 6, 2009, the Board of Directors (the “Board”) of GenCorp Inc. (the “Company”), upon the recommendation and approval of the Organization & Compensation Committee (the “Compensation Committee”) approved certain amendments, effective October 6, 2009, to the Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies, the 2009 Benefit Restoration Plan for the GenCorp Inc. 401(k) Plan, the 2009 Benefits Restoration Plan for the GenCorp Inc. Pension Plan, the Deferred Bonus Plan of GenCorp Inc. and Participating Subsidiaries, the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors, and the GenCorp Inc. 1996 Supplemental Retirement Plan for Management Employees (collectively, the “Company Plans”).  Pursuant to the amendments, the definition of “Change in Control” in each of the Company Plans has been amended to mean the occurrence of any of the following events (i) all or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a person (during a twelve month period ending on the date of the most recent acquisition by such person); or (ii) the Company is merged, consolidated or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Securities Exchange Act of 1934, as amended) by the shareholders of the Company immediately prior to the completion of the transaction.  The purpose of the amendments was to make the definition of “Change in Control” consistent in each of the Company Plans.  Copies of each amendment have been filed as exhibits to the Company’s Form 10-Q for the quarterly period ended August 31, 2009 and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on October 6, 2009, the Board, upon the recommendation and approval of the Compensation Committee, approved certain amendments to the GenCorp Inc. 1999 Equity and Performance Incentive Plan (the “1999 Plan”) and the GenCorp Inc. 2009 Equity and Performance Incentive Plan (the “2009 Plan” and, together with the 1999 Plan, the “Incentive Plans”).   The Incentive Plans have been amended, effective October 6, 2009, to (i) provide that in the event the number of options and/or performance shares would exceed the limits set forth in the 1999 Plan, as a result of a participant exceeding the specified targets set forth therein, such awards would be modified by the Compensation Committee and any excess would be granted under the 2009 Plan, and (ii) amend the definition of “Change in Control” in the same manner as the Company Plans have been amended.    Copies of each amendment have been filed as exhibits to the Company’s Form 10-Q for the quarterly period ended August 31, 2009 and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Kathleen E. Redd
Name:	Kathleen E. Redd
Title:	Vice President, Chief Financial Officer and Secretary

Dated: October 8, 2009